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PAYCOM SOFTWARE, INC.

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Paycom Software, Inc. to Host 2020 Annual Meeting of Stockholders Virtually

OKLAHOMA CITY (April 8, 2020) — Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced that, due to public health and safety concerns related to the novel coronavirus (COVID-19) pandemic, the location of Paycom’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed to a virtual format only.

As previously announced, the Annual Meeting will be held at 11:00 a.m. Central Time on Monday, April 27, 2020. Stockholders will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting that were previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of record as of the close of business on March 11, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. In order to attend the Annual Meeting virtually via the Internet, you must register in advance at www.proxydocs.com/PAYC prior to 5:00 p.m. Eastern Time on Thursday, April 23, 2020. You will be required to enter the control number included on the proxy card, voting instruction form or notice previously delivered to you. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the virtual Annual Meeting and vote online during the meeting. You will be permitted to submit questions at the time of registration.

A notice regarding this change to a virtual meeting format is being filed with the Securities and Exchange Commission together with this press release.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Contacts

Media:

Jason Bodin

media@paycom.com

Investor Relations:

James Samford

investors@paycom.com